Exhibit 10.1

PARKWAY PROPERTIES, INC.
2010 OMNIBUS EQUITY INCENTIVE PLAN
AS RESTATED TO INCORPORATE
AMENDMENT NO. 1

                                           1.                        Introduction.

                                             Parkway Properties, Inc. (the "Company") established the Parkway Properties, Inc. 2010 Omnibus Equity Incentive Plan (the "Plan"), effective May 1, 2010, subject to shareholder approval as provided in Section 16.

                                             The Board of Directors of the Company amended the Plan by the adoption of Amendment No. 1 to the Plan, also effective May 1, 2010, which amendment is incorporated into this restatement of the Plan.

                                           2.                        Purposes.

                                            The purposes of the Plan are to promote the growth and success of the Company by aligning the interests of Employees and Directors with those of the Company's shareholders and to attract, retain, and reward Employees and Directors. To serve these purposes, the Plan offers equity-based incentive awards.

                                           3.                        Definitions.

                                             As used in this Plan:

                                 (a)        "Award Agreement" shall mean a written agreement entered into between the Company and a Participant or other documentation issued by the Company, in either case setting forth the terms and conditions applicable to an award granted under the Plan.  An Award Agreement shall be subject to the terms of the Plan.

                                 (b)        "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

                                 (c)        "Committee" shall mean a committee of the Board of Directors of the Company, which committee shall be composed of those members of the Compensation Committee of the Board of Directors who are non-employee directors as that term is defined under Securities and Exchange Commission Rule 16b-3 and outside directors as that term is defined for the purposes of the Internal Revenue Code section 162(m), provided that, should there be fewer than two members of the Compensation Committee who are both non-employee directors and outside directors, the Committee shall be composed of two or more members of the Board of Directors designated by the Board who are non-employee directors and outside directors, including anyone who is a member of the Compensation Committee.

                                 (d)        "Common Shares" or "Shares" shall mean the shares of common stock, $0.001 par value, of the Company.

                                 (e)        "Director" shall mean a member of the Board of Directors of the Company.

                                 (f)         "Employee" shall mean an employee of the Company or a Subsidiary.

                                 (g)        "Fair Market Value" of a Common Share shall mean, on a given date, (i) if the Common Shares are traded in the over-the-counter market, the average between the closing bid and asked prices of a Share or the price of a Share quoted on that date, or, if no prices are so quoted on that date, on the next preceding date on which such prices are so quoted, or, (ii) if the Common Shares are traded on a national securities exchange, the closing price of a  Share as reported on such exchange or under any composite transaction report of such exchange on that date, or, if no prices are so reported on that date, on the next preceding date on which such prices are so reported.

                                 (h)        "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                                 (i)         "Misconduct" shall mean conduct of a Participant that, in the Committee's judgment, constitutes:

                                  (i)          a commission of an act of theft, embezzlement, fraud, dishonesty, or other criminal act, harmful to the Company or a Subsidiary,

                                  (ii)         a breach of a fiduciary duty owed to the Company or a Subsidiary,

                                  (iii)        a deliberate and serious disregard of rules of the Company or a Subsidiary,

                                  (iv)        an unauthorized disclosure of any of the trade secrets or confidential information of the Company or a Subsidiary, or

                                  (v)         competition with the Company or a Subsidiary.

                                 (j)         "Option" shall mean an option awarded pursuant to Section 8 to purchase a Common Share and may refer to an incentive stock option ("ISO") as defined in  Internal Revenue Code section 422, or a nonstatutory stock option (that is, an option that is not an ISO).

                                 (k)         "Participant" shall mean an Employee or Director who holds an outstanding award under the Plan.

                                 (l)         "Performance Goal" shall mean an objective test  of performance based on one or more of the following criteria:  revenue; earnings; net earnings; operating earnings; earnings before taxes; earnings before income tax expense, interest expense, and depreciation and amortization expense ("EBITDA");  earnings per Share; stock price; costs; return on equity; return on assets; assets management; asset quality; asset growth; budget achievement; net operating income ("NOI"); average occupancy; year-end occupancy; funds from operations ("FFO"); adjusted funds from operations ("AFFO"); funds available for distribution ("FAD"); dividend or FAD payment; total shareholder return on an absolute basis or a relative basis measured against comparable peers or a real estate index; leverage ratios;  capital expenditures; customer satisfaction survey results; property operating expense savings; design, development, permitting, or other progress on designated properties; third-party fee generation; leasing goals; goals relating to acquisitions or divestitures, targeted financing, or capital market objectives; lease retention; liability management; credit management; certain levels of operating expense; growth in assets, unit volume, revenue, sales, or market share; or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, or cost targets.  Performance Goals may differ from Participant to Participant and award to award and may be established for the Company as a whole, on a per Share basis, or for the Company's various properties, groups, divisions, or Subsidiaries, or a combination of them.  Performance Goals may be based on absolute performance or on performance relative to performance of unrelated businesses specified by the Committee, on other external measures of the selected performance criteria, or on comparison to any prior period or to budget or target.  All calculations and financial accounting matters relevant to this Plan and to which GAAP applies shall be determined in accordance with GAAP as in effect on the date of an award, except as otherwise specified by the Committee.  For example, the Committee may specify that the measurement of performance shall include or exclude particular items, such as losses from discontinued operations, debt prepayment penalties, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, or nonrecurring gains or loss.

                                 (m)       "Permanent Disability" shall mean a medically determinable physical or mental impairment that may be expected to result in death or to last at least a year and that renders an Employee incapable of performing that Employee's duties with the Company.  A determination of disability shall be made by the Committee in a uniform, nondiscriminatory manner on the basis of medical evidence.  Notwithstanding the foregoing, in the case of a determination that would accelerate payment of Restricted Share Units or other awards or amounts that are deferred compensation subject to Code section 409A, a Participant shall be considered to have a "Permanent Disability" only if the Participant is "disabled" within the meaning of Code section 409A or the regulations issued under that section.

                                 (n)         "Restricted Period" shall mean the period described in Section 10(b)(i) or Section 11(b)(i).

                                 (o)         "Restricted Share" shall mean an award granted pursuant to Section 10.

                                 (p)         "Restricted Share Unit" or " RSU" shall mean an award granted pursuant to Section 11.

                                 (q)         "Stock Appreciation Right" or "SAR" shall mean an award granted pursuant to Section 9.

                                 (r)          "Subsidiary" shall mean a corporation, partnership, joint venture, or other entity in which the Company has an equity, profit, or voting interest of at least 50 percent.

                                           4.                       Administration.

                                              The Committee shall administer the Plan.  The Committee shall have all the powers vested in it by the terms of the Plan.  The Committee shall have full authority to interpret the Plan and Award Agreements, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make any determinations it finds necessary or advisable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems desirable.  Any decision of the Committee in the administration of the Plan shall be in its sole discretion and conclusive.  The Committee may act only by a majority of its members in office, except that:

                                 (a)         The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

                                 (b)         The Committee may delegate ministerial duties and authority to interpret the Plan and respond to claims to a Senior Vice President or an Executive Vice President, provided that the Committee may not delegate authority with respect to (i) nonministerial actions affecting Participants subject to the reporting requirements of the Securities Exchange act of 1934, (ii) nonministerial actions with respect to awards intended to qualify for the performance based exception under Code section 162(m), or (iii) the certification of the satisfaction of Performance Goals.

                                                                                  No Committee member and no delegate of the Committee shall be liable for any determination made in good faith with respect to the Plan, an award, or a Participant.

                                           5.                       Shares Subject to Plan and Limits on Awards.

                                 (a)         Share Available.  Subject to adjustment pursuant to Section 14, the maximum number of Common Shares with respect to which awards may be granted under the Plan is 600,000.

                                 (b)         Limits on Awards.  Subject to adjustment pursuant to Section 14, the following additional limits shall apply to awards under the Plan:

                                  (i)       The aggregate number of Common Shares that may be made subject to Options and Stock Appreciation Rights granted under the Plan to any individual Participant during any one calendar year may not exceed 60,000.

                                  (ii)       The maximum aggregate number of Common Shares that may be issued pursuant to incentive stock options granted under the Plan is 200,000.

                                  (iii)      The aggregate number of Common Shares that may be made subject to Restricted Share and Restricted Share Unit awards granted under the Plan to any individual Participant during any one calendar year may not exceed 60,000.

                                  (iv)      The aggregate number of Common Shares that may be made subject to awards granted under the Plan to any individual Participant during any one calendar year may not exceed 60,000.

                                 (c)         Cancellation or Expiration of Awards; Payment in Common Shares.

                                  (i)       General.  If all or a portion of an award under the Plan is cancelled or expires for any reason before having been fully vested or exercised by a Participant, is settled in cash in lieu of Common Shares, or is exchanged for other awards, all Common Shares covered by the portion of any such award that is cancelled or expires, is settled in cash, or is exchanged for other awards shall again become available for award under the Plan.

                                  (ii)      Options.  Upon the grant of an Option, the number of Common Shares available for grants of awards under the Plan shall initially be reduced by the number of Common Shares subject to the Option.  Upon any exercise of the Option on a net exercise basis (as defined in Section 8(b)(iii)(3)), the number of Common Shares subject to the Option in excess of the number actually issued upon exercise shall again become available for award under the Plan.

                                  (iii)      Stock Appreciation Rights.  Upon the grant of a Stock Appreciation Right, the number of Common Shares available for grants of awards under the Plan shall initially be reduced by the number of Common Shares subject to the SAR.  Upon final settlement of the SAR, the total number of Common Shares subject to the SAR in excess of the number actually issued in settlement of the SAR shall again become available for award under the Plan.

                                  (iv)     Payments in Shares.  Common Shares tendered in payment of an exercise or purchase price or tendered or withheld to satisfy the Company's tax withholding obligation shall again become available for award under the Plan.

                                           6.                      Eligibility.

                                                                    Employees and Directors shall be eligible to receive awards under the Plan, provided that no Employee or Director shall be entitled to an award except as determined by the Committee or as provided by any Independent Director Compensation Policy described in Section 13.

                                           7.                      Awards.

                                (a)         Types of Awards.  Awards under the Plan may be in the form of:  Options (either incentive stock options, within the meaning of Code section 422, or nonstatutory stock options), Stock Appreciation Rights, Restricted Shares, Restricted Share Units, and other Share based awards (as described in Section 12).

                                (b)         Award Agreements.  The Committee shall set forth the terms of each award in an Award Agreement.  An Award Agreement may contain any provision approved by the Committee, subject to the terms of the Plan.  An Award Agreement may make provision for any matter that is within the discretion of the Committee or may reserve for the Committee discretion to approve or authorize any action with respect to the award.

                                (c)         Nonuniform Determinations.  The Committee's determinations under the Plan or Award Agreements, including, without limitation, the selection of Participants to receive awards, the type, form, amount, and timing of awards, and the terms of specific Award Agreements, need not be uniform, regardless of whether Participants are similarly situated.

                                (d)          Qualification for Section 162(m) Exception.

                                  (i)      Committee's Certification of Satisfaction of Performance Goals.  If the exercisability, payment, or vesting of an award is conditioned upon the satisfaction of Performance Goals, and the award is intended to qualify for the exception under Code section 162(m) for performance-based pay, the condition shall not be considered satisfied, and the award shall not be exercisable, payable, or vest, as applicable, unless the Committee certifies that the Performance Goal has been satisfied.

                                  (ii)      Satisfaction of Other Requirements.  To the extent an award is intended to qualify for the exception under Code section 162(m) for performance-based pay, the Committee shall make such provisions in Award Agreements and follow such procedures as may be required to satisfy the conditions of the exception.  By way of example, the Committee shall establish any Performance Goal associated with such an award by the time within the performance period required for such exception, and the payment terms for such an award shall conform to the requirements of the exception.

                                (e)          Discretion.  The Committee shall have no discretion to increase the amount of an outstanding award but may reserve discretion to decrease the amount of an outstanding award or the extent to which it is exercisable or payable.

                                (f)            Provisions Governing All Awards.  All awards will be subject to the following provisions:

                                  (i)        Transferability.  An award shall not be transferable other than by will or the laws of descent and distribution.  Awards requiring exercise shall be exercisable during the lifetime of a Participant only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative.

                                  (ii)        Employment Rights.  Neither the adoption of the Plan nor the grant of an award shall confer on a Participant the right to continued employment with the Company or a Subsidiary, nor shall it interfere with the right of the Company or a Subsidiary to terminate a Participant's employment at any time for any reason, with or without cause.

                                (g)         Prohibition on Repricing of Options and Stock Appreciation Rights.  Except for adjustments pursuant to Section 14, the exercise price of an Option or a Stock Appreciation Right may not be repriced.  For purposes of this Section, repricing means any of the following or any other action that has the same effect:

                                  (i)         reduction of the exercise price after the grant of the Option or Stock Appreciation Right;

                                  (ii)        any other action that is treated as a repricing under generally accepted accounting principles; or

                                  (iii)       cancellation of an Option or Stock Appreciation Right when its exercise price exceeds the Fair Market Value of the underlying Common Shares, in exchange for cash or another stock-based award, unless the cancellation and exchange occur in connection with a merger, acquisition, spin-off or other similar corporate transaction.

                                (h)          Misconduct.  Should the Committee determine that a Participant has committed Misconduct, then the Participant shall forfeit all rights under outstanding awards and all further benefits under or attributable to the Plan, so neither the Participant nor his estate or successors shall be entitled to exercise outstanding Options and Stock Appreciation Rights, become vested in Restricted Shares and Restricted Share Units, be paid any Shares or amounts remaining to be paid upon settlement of an award or due under a deferred payment arrangement with respect to an award, or otherwise be entitled to any further benefit under or attributable to the Plan.  Before making such a determination, the Committee shall give the Participant a reasonable opportunity to be heard.

                                (i)           Recoupment of Awards.  The Committee may provide in an Award Agreement or in a policy applicable to an award under this Plan that, under conditions specified in the Award Agreement or policy, the Participant shall forfeit all rights under the award and all further benefits under or attributable to the award or the Plan, and  the Participant shall be obliged to pay back or return to the Company amounts or Shares previously paid, distributed, or vested under the award, including dividends and dividend equivalents.  Such conditions may include, by way of illustration and not by way of limitation, the occurrence of an error in financial statements that results in the payment of a greater amount of performance-based compensation than would have been paid based on correct financial statements.  This paragraph and Paragraph 7(h) shall be construed independently of each other; one shall not limit the application of the other.

                                           8.                     Options.

                                (a)          Option Grants.  The Company shall grant Options to Participants under the Plan in such number, upon such terms, and at such times as the Committee shall determine.

                                (b)          Terms of Options.  The Award Agreement for an Option shall set forth  such terms and conditions as the Committee shall determine and as are consistent with the Plan, including the following:

                                  (i)        Exercise Price.  The Committee shall determine the exercise price of each Common Share subject to an Option, which price shall not be less than the Fair Market Value of a Share on the date the Option is granted.

                                  (ii)        Exercise Period.  An Option may be exercised in whole or in part from time to time during such period as the Option shall specify, provided that no Option shall be exercisable more than ten years after the date of the grant of the Option.

                                  (iii)        Payment of Price.  The exercise price of each Share as to which an Option is exercised must be paid in full at the time of exercise.  The Committee may, in its discretion, provide in an Award Agreement that payment of the exercise may be made:

                                    (1)        in cash;

                                    (2)        by tender of Common Shares owned by the Participant valued at Fair Market Value as of the date of exercise;

                                    (3)        in Common Shares otherwise issuable to the Participant upon exercise of the Option valued at Fair Market Value as of the date of exercise ("net exercise");

                                    (4)        in such other form of consideration as the Committee deems appropriate; or

                                    (5)        in a combination of cash, Shares (whether then owned or issuable on exercise), and such other consideration as the Committee deems appropriate.

                                  (iv)        Conditions on Exercise.  An Option shall be exercisable at such times and subject to such restrictions and conditions as the Committee shall determine.  The Committee may in its discretion accelerate or waive any condition applicable to the exercise of an Option.

                                  (v)         Termination of Employment or Service.  The Award Agreement shall specify whether and, if so, the extent to which an Option shall remain exercisable after the termination of the Participant's employment or service with the Company and its Subsidiaries, whether by death or otherwise, provided that nothing in this paragraph (v) shall authorize the exercise of an Option later than ten years after the date of the grant of the Option.

                                  (vi)         ISO or Non-ISO.  Award Agreement for an Option granted to an Employee shall state whether any part of the Option is intended to be an incentive stock option.

                                (c)        Additional Terms of Incentive Stock Options.  An incentive stock option may be granted only to an Employee of the Company or a subsidiary (within the meaning of Code section 424) and shall be subject to the following additional terms and conditions:

                                  (i)          10 Percent Shareholder.  The exercise price of each Common Share subject to an incentive stock option granted to an Employee who, at the time the Option is granted, owns (directly and within the meaning of Code section 424(d)) Shares possessing more than 10 percent of the combined voting power of all classes of Shares of the Company shall not be less than 110 percent of the Fair Market Value of a Share on the date the Option is granted, and the Option shall not be exercisable more than five years after the date of grant.

                                  (ii)         ISO Limit.  To the extent the aggregate Fair Market Value (determined as of the date an Option is granted) of the Common Shares for which an Employee is granted Options designated incentive stock options first exercisable in any calendar year (under this Plan and under all plans of the Company and its Subsidiaries) exceeds $100,000, the Option shall be treated as an Option that is not an incentive stock option.

                                  (iii)        Disqualified Disposition.  If a Participant disposes of Common Shares acquired pursuant to the exercise of an incentive stock option in a disqualifying disposition within the time periods identified in Code section 422, the Participant shall notify the Company of such disposition and provide the Company with information as to the date of disposition, sales price, number of Shares involved, and any other information about the disposition that the Company may reasonably request.

                                           9.                      Stock Appreciation Rights.

                                (a)          Grant of Stock Appreciation Rights.  A Stock Appreciation Right shall entitle a Participant to receive from the Company, on the exercise date of the SAR, with respect to each Share for which the SAR is exercised, an amount equal to any excess of the Fair Market Value of a Share on the exercise date over the exercise price of the SAR.  The Company shall grant SARs to Participants under the Plan in such number, upon such terms, and at such times as the Committee shall determine.

                                (b)          Terms of Stock Appreciation Rights.  The Award Agreement for a Stock Appreciation Right shall set forth  such terms and conditions as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

                                  (i)                 Exercise Price.  The Committee shall determine the exercise price of each Common Share subject to the Stock Appreciation Right, which price shall not be less than the Fair Market Value of a Common Share on the date the SAR is granted.

                                  (ii)                Exercise Period.  A Stock Appreciation Right may be exercised in whole or in part from time to time during such period as the Award Agreement shall specify, provided that no SAR shall be exercisable more than ten years after the date of the grant of the SAR.

                                  (iii)               Conditions on Exercise.  A Stock Appreciation Right shall be exercisable at such times and subject to such restrictions and conditions as the Committee shall determine.  The Committee may in its discretion accelerate or waive any condition applicable to the exercise of an SAR.

                                 (iv)               Termination of Employment or Service.  The Award Agreement shall specify whether and, if so, the extent to which a Stock Appreciation Right shall remain exercisable after the termination of the Participant's employment or service with the Company and its Subsidiaries, whether by death or otherwise, provided that nothing in this paragraph (iv) shall authorize the exercise of an SAR later than ten years after the date of the grant of the SAR.

                                (c)          Settlement of Stock Appreciation Right.  On the exercise date of a Stock Appreciation Right the Company shall settle the SAR, to the extent exercised, by payment of the amount due in the form of cash, Common Shares valued at their Fair Market Value on the exercise date, or a combination of cash and Shares, as the Committee may determine.

                                           10.                    Restricted Shares.

                                (a)           Grant of Restricted Shares.  The Company shall grant Restricted Shares to Participants under the Plan at such times, in such numbers, and upon such terms as the Committee shall determine.

                                (b)          Terms of Restricted Shares.  The Award Agreement for a grant of Restricted Shares shall set forth such terms, conditions, restrictions, and limits on the Restricted Shares as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

                                   (i)                 Conditions on Vesting.  The Participant's interest in a Restricted Share award shall be forfeitable when the award is granted.  In the Award Agreement, the Committee shall prescribe conditions that must be satisfied and the time by which, or time period during which, the conditions must be satisfied, in order for the Participant's interest to become vested.  The conditions may include one or more of the following:

                                           (1)        the satisfaction of specified Performance Goals by a specified time or during a specified period,

                                           (2)        the continuance of the Participant's employment or service for a specified period, or

                                           (3)        the satisfaction of other specified conditions.

                                                                                                       The Award Agreement may provide that the extent of the Participant's vested interest shall be determined by the extent to which a condition is satisfied.  The limited period of time provided for the satisfaction of the conditions on an award shall be referred to as the "Restricted Period".

                                  (ii)                 Vesting.  Upon the satisfaction, within the Restricted Period, of the conditions established by the Committee, or as provided in paragraph (vi), the Participant's interest in the Restricted Shares shall become vested to the extent provided in the Award Agreement.  The restrictions applicable to those vested Restricted Shares shall lapse at that time, and the Company shall deliver a certificate for those vested Shares to the Participant or the Participant's estate or the person to whom the Participant's rights are transferred by will or under the laws of descent and distribution, as the case may be, free of all restrictions, subject to the satisfaction of the Company's withholding obligations as described in Section 19(c).

                                  (iii)                Forfeiture.  Except as provided by the Committee in accordance with paragraph (vi), the Participant shall forfeit Restricted Shares upon the expiration of the Restricted Period, to the extent the conditions prescribed by the Committee have not been satisfied. Upon such a forfeiture, all of the Participant's interest in the forfeited Restricted Shares shall automatically revert to the Company.

                                  (iv)               Retention of Certificate.  The Company shall issue, for the benefit of the Participant, the number of Common Shares subject to a Restricted Shares award, but the Company shall retain custody of any certificate for such Shares during the Restricted Period.

                                 (v)                 Voting and Dividend Rights.  Unless otherwise provided by the Committee in the Award Agreement, the Participant to whom Restricted Shares have been granted shall be entitled, during the Restricted Period, to vote those Shares and to receive the dividends payable with respect to those Shares.  If the vesting of an award is conditioned on the satisfaction of a Performance Goal or other performance-related condition, the Committee shall provide in the Award Agreement that no dividends shall be payable with respect to the Restricted Shares during the Restricted Period, but the Committee may make provision for dividend equivalents under Paragraph 10(b)(vii).

                                 (vi)                Death or Disability.  The Committee may provide that upon the termination of the Participant's employment or service during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on all or a portion of the Restricted Shares shall lapse and the Participant's interest in those Shares shall become vested.

                                 (vii)               Dividend Equivalents.  The Committee may provide in the Award Agreement that the Participant shall receive, rather than the dividends payable with respect to specified Restricted Shares, a credit equivalent to the amount of such dividends, which shall be payable to the Participant only if the Participant's interest in the specified Restricted Shares becomes vested; if the Employee forfeits the specified Restricted Shares, the Employee shall simultaneously forfeit the dividend equivalents attributable to such Restricted Shares.  The Award Agreement shall specify the time for payment of dividend equivalents, which shall not be later than March 15th following the calendar year in which the Restricted Shares to which the dividend equivalents are attributable become vested, subject to Section 19(b) with respect to deferrals.

                                          11.                    Restricted Share Units.

                               (a)         Grant of Restricted Share Units.  A Restricted Share Unit shall entitle a Participant to a Share, the Fair Market Value of a Share in cash, or a combination of the two, at a future date, subject to the satisfaction of any terms and conditions specified by the Committee.  The Company shall grant Restricted Share Units to Participants under the Plan at such times, in such numbers, and upon such terms as the Committee shall determine.

                               (b)         Terms of Restricted Share Units.  The Award Agreement for Restricted Share Units shall set forth such terms, conditions, restrictions, and limits on the Units as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

                                 (i)                   Conditions on Vesting.  The Participant's interest in a Restricted Share Unit award shall be forfeitable when the award is granted.  In the Award Agreement, the Committee shall prescribe conditions that must be satisfied and the time by which, or time period during which, the conditions must be satisfied, in order for the Participant's interest to become vested.  The conditions may include one or more of the following:

                                            (1)        the satisfaction of specified Performance Goals by a specified time or during a specified period,

                                            (2)        the continuance of the Participant's employment or service for a specified period, or

                                            (3)        the satisfaction of other specified conditions.

                                                                                                       The Award Agreement may provide that the extent of the Participant's vested interest shall be determined by the extent to which a condition is satisfied.  The limited period of time provided for the satisfaction of the conditions on an award shall be referred to as the "Restricted Period".

                                 (ii)                 Vesting.  Upon the satisfaction, within the Restricted Period, of the conditions established by the Committee, or as provided in paragraph (v), the Participant's interest in the Restricted Share Units shall become vested to the extent provided in the Award Agreement.

                                 (iii)                Forfeiture.  Except as provided by the Committee in accordance with paragraph (v), the Participant shall forfeit Restricted Share Units upon the expiration of the Restricted Period, to the extent the conditions prescribed by the Committee have not been satisfied.  Upon such a forfeiture, all of the Participant's interest in the forfeited Restricted Share Units shall automatically revert to the Company.

                                 (iv)                 No Dividends or Voting Rights.  A Restricted Share Unit shall carry with it no voting or dividend or other rights associated with Common Share ownership.

                                 (v)                 Death or Disability.  The Committee may provide that upon the termination of the Participant's employment or service during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on all or a portion of the Restricted Share Units shall lapse and the Restricted Period with respect to those Units shall expire.

                                 (vi)                Dividend Equivalents.  Notwithstanding paragraph (iv), the  Committee may but need not provide that a bookkeeping account established for a Participant shall be credited with an amount equivalent to the amount of dividends that would be payable with respect to a number of Shares equal to the number of Restricted Share Units awarded to the Participant.  The Committee may provide for the crediting of interest on any dividend equivalents credited to a Participant's account or may provide that the dividend equivalent credit be adjusted for hypothetical investment experience in such manner as the Committee may determine.  If the Participant forfeits his or her interest in a Restricted Share Unit, the Participant shall simultaneously forfeit any dividend equivalents (as adjusted) attributable to those Restricted Share Units.

                               (c)         Payment of Vested Restricted Share Units.

                                 (i)                  Payment of vested Restricted Share Units and other amounts credited to a Participant's account shall be made at such time or times after the expiration of the Restricted Period as the Committee may establish.  The Committee may but need not provide that a Participant may elect to defer payment until such time or times as the Committee may allow.  The Committee may provide for payments in lump sums or installments or both.  The Committee shall establish procedures for its establishment of the time of payment and for the form and timing of a Participant's deferral and payment elections.  All elections shall conform to the Committee's procedures.  The Committee's procedures shall conform to the requirements of Code section 409A for the deferral (until payment) of the inclusion of compensation in gross income.

                                 (ii)                 The Committee may, in its discretion, change the procedures for elections, change the time to which payment may be deferred, and change the availability of lump sum or installment payments.  The Committee may provide that such changes will apply to Restricted Share Units and other amounts already credited to a Participant's account, with respect to which a Participant may have already made deferral and payment elections, but only to the extent such changes would not cause the Plan to fail to conform to the requirements of Code section 409A for the deferral (until payment) of the inclusion of compensation in gross income.

                                 (iii)                The Company shall not establish any special fund with respect to a Participant's account.  Any credit entries made to a Participant's account shall constitute a mere promise by the Company to make payments to the Participant, subject to and in accordance with the Plan, from the general assets of the Company, when the payments become due.

                                 (iv)                 To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                                         12.                     Other Awards. The Committee may determine, subject to the terms of the Plan, that the Company shall grant awards that are not described in Sections 8 through 11, but that provide for the issuance of Common Shares, or that are denominated in or measured by the Fair Market Value of a Share, or that provide for payment in the form of Shares rather than cash under any Company bonus or incentive program.  The Committee shall determine the terms and conditions of any such other awards and the Participants to whom and the numbers in which such other awards shall be granted.  The Committee may condition the exercisability, vesting, and payment of such other awards upon the satisfaction of Performance Goals.

                                         13.                      Awards to Independent Directors.  Notwithstanding any other provision of the Plan, the grant of any award to a Director who is not also an Employee (an "Independent Director") shall be made by the Board only pursuant to a written nondiscretionary formula established by the Board (an "Independent Director  Compensation Policy").  An Independent Director Compensation Policy shall set forth the type of awards to be granted to Independent Directors, the number of Shares to be subject to Independent Director awards, the conditions on which such awards shall be granted, become exercisable, payable, and expire, and such other terms and conditions as the Board determines in its discretion.  Awards granted to Independent Directors shall be subject to all  of the limits set forth in this Plan.

                                        14.                       Required Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, including a spin off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code section 368), or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for awards under Section 5, in the number of Shares subject to outstanding awards, in the exercise or purchase price under outstanding awards, and in the limits on awards and the issuance of Shares set forth in Section 5, as determined by the Committee to be appropriate and equitable to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants, provided, however, that the number of Shares subject to an award shall always be a whole number.  In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding awards.

                                 Except as expressly provided in this Section, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment shall be made with respect to, the number of Shares subject to awards previously granted or the purchase or exercise price per Share under outstanding awards.

                                        15.                        Change in Control.

                                (a)        Impact of Event.  Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, the  provisions of this Section 15 shall apply except to the extent an Award Agreement provides for a different treatment (in which case the Award Agreement shall govern and this Section 15 shall not be applicable):

                                 (i)                  If and to the extent that outstanding awards under the Plan (A) are assumed by the successor corporation (or an affiliate of the successor) or continued or (B) are replaced with equity awards that preserve the existing value of the awards at the time of the Change in Control and provide for subsequent payout in accordance with a vesting schedule and Performance Goals, as applicable, that are the same or more favorable to the Participants than the vesting schedule and Performance Goals applicable to the awards, then all such awards or such substitutes for them shall remain outstanding and be governed by their respective terms and the provisions of the Plan subject to Section 15(a)(v).

                                 (ii)                  If and to the extent that outstanding awards under the Plan are not assumed, continued, or replaced in accordance with Section 15(a)(i), then upon the Change in Control the following treatment (referred to as "Change-in-Control Treatment") shall apply to such awards: (A) outstanding Options and SARs shall immediately vest and become exercisable; and (B) the restrictions and other conditions applicable to outstanding Restricted Shares, Restricted Share Units, and other Share-based Awards, including vesting requirements, shall immediately lapse, and any Performance Goals relevant to such awards shall be deemed to have been achieved at the target performance level; such Awards shall be free of all restrictions and fully vested; and, with respect to Restricted Share Units, shall be payable immediately in accordance with their terms or, if later, as of the earliest permissible date under Code section 409A.

                                 (iii)                However, unless the Change in Control is a change in the ownership or effective control or of ownership of a substantial portion of the assets of the Company (within the meaning of Code section  409A), a Change in Control shall not accelerate the time of payment of Restricted Share Units and other awards and amounts payable under the Plan that are deferred compensation subject to Code section 409A.

                               (iv)                  If and to the extent that outstanding awards under the Plan are not assumed, continued, or replaced in accordance with Section 15(a)(i) above, then in connection with the application of the Change-in-Control Treatment set forth in Section 15(a)(ii) above, the Board may, in its sole discretion, provide for cancellation of such outstanding awards at the time of the Change in Control in which case a payment of cash, property, or a combination of cash and property shall be made to each such Participant upon the consummation of the Change in Control that is determined by the Board in its sole discretion and that is at least equal to the excess (if any) of the value of the consideration that would be received in such Change in Control by the holders of the Company's securities relating to such awards over the exercise or purchase price (if any) for such awards (except that, in the case of an Option or SAR, such payment shall limited as necessary to prevent the Option or SAR from being subject to Code section 409A).

                               (v)                   If and to the extent that (A) outstanding awards are assumed, continued or replaced in accordance with Section 15(a)(i) above and (B) a Participant's employment with, or performance of services for, the Company is terminated by the Company for any reasons other than Cause or by such Participant for Good Reason, in each case, within the two-year period commencing on the Change in Control, then, as of the date of such Participant's termination, the Change-in-Control Treatment set forth in Section 15(a)(ii) above shall apply to all assumed or replaced awards of such Participant then outstanding.

                               (vi)                  Outstanding Options or SARs that are assumed, continued, or replaced in accordance with Section 15(a)(i) may be exercised by the Participant in accordance with the applicable terms and conditions of such award as set forth in the applicable Award Agreement or elsewhere; provided, however, that Options or SARs that become exercisable in accordance with Section 15(a)(v) may be exercised until the expiration of the original full term of such Option or SAR notwithstanding the other original terms and conditions of such award.

                                (b)       Definitions.

                               (i)                    For the purposes of this Plan, a "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (A) any "person" (as such term is used in section 13(d) and 14(d) of the Exchange Act) is or becomes "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years, the following persons (the "Continuing Directors") cease for any reason to constitute a majority of the Board:  individuals who at the beginning of such period constitute the Board and new Directors each of whose election to the Board or nomination for election to the Board by the Company's security holders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved; or (C) the consummation of a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of such surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation or (2) a merger of consolidation that is approved by a Board having a majority of its members persons who are Continuing Directors, of which Continuing Directors not less than two-thirds have approved the merger or consolidation; or (D) the security holders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                               (ii)                  For the purposes of this Section 15, "Cause"  shall mean (A) the continued failure by the Participant to perform material responsibilities and duties toward the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness), (B) the engaging by the Participant in willful or reckless conduct that is demonstrably injurious to the Company monetarily or otherwise, (C) the conviction of the Participant of a felony, or (D) the commission or omission of any act by the Participant that is materially inimical to the best interests of the Company and that constitutes on the part of the Participant common law fraud or malfeasance, misfeasance, or nonfeasance of duty; provided, however, that Cause shall not include the Participant's lack of professional qualifications.  For purposes of this Agreement, an act, or failure to act, on the Participant's part shall be considered "willful" or "reckless" only if done, or omitted, by the Participant not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.

                               (iii)                 For the purposes of this Section 15, "Good Reason" shall mean:

                                         (1)          the assignment to the Participant after the Change in Control of any duties materially inconsistent with the Participant's position (including status, offices, titles, and reporting requirements, authority, duties or responsibilities), or any other action that results in a material diminution in such position, authority, duties, or responsibilities;

                                         (2)          a material reduction by the Company in the Participant's base salary in effect immediately before the Change in Control;

                                         (3)          a material reduction by the Company in the Participant's annual bonus opportunity or in the target level for such bonus or in the level of the Participant's long term equity incentive, as compared to such opportunity or level in effect immediately before the Change in Control;

                                         (4)           a material diminution in any budget over which the Participant retains authority; or

                                         (5)           the Company's requiring the Participant, without the Participant's written consent, to be based at any office or location materially distant from the Participant's office location immediately before the Change in Control, except for travel reasonably required in the performance of the Participant's responsibilities.

A termination for Good Reason must be communicated by the Participant to the Company by written notice that specifies the event or events claimed to provide a basis for termination for Good Reason; provided that the Participant's written notice must be tendered within ninety days of the occurrence of such event or events and provided further that the Company shall have failed to remedy such act or omission within thirty days following its receipt of such notice.  A Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason if the Participant actually terminates employment within fourteen days after the Company's failure to timely remedy or, if earlier, prior to the second anniversary of the Change in Control.

                                        16.                       Term of Plan; Approval of Shareholders.  The Plan shall take effect, subject to the approval of the shareholders of the Company, on May 1, 2010.  If shareholder approval is not obtained within twelve months of May 1, 2010, any awards granted under the Plan shall automatically be cancelled.  Unless terminated earlier by the Board of Directors, the Plan shall terminate on April 30, 2020, provided that awards outstanding on that date shall survive in accordance with their terms.

                                        17.                       Amendment of Awards.  Subject to Paragraph 7(g) (prohibition against repricing of Options and Stock Appreciation Rights), the Committee may at any time unilaterally amend any outstanding award to the extent the Committee determines necessary or desirable, provided, however, that an amendment that would be adverse to the interests of the Participant or, with respect to an incentive stock option, that would prevent the Option from qualifying as an ISO, shall not be effective without the holder's consent.

                                        18.                       Amendment and Termination of Plan.  The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided no amendment may be made without stockholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange, or if such amendment would allow the grant of Options or Stock Appreciation Rights at an exercise price below Fair Market Value at date of grant.

                                        19.                       Miscellaneous.

                                (a)       Beneficiary Designation.  Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime.  In the absence of any such designation, any benefits remaining payable under the Plan at the Participant's death shall be paid when due to the Participant's estate unless otherwise provided in the Award Agreement.

                                (b)       Deferrals.  Pursuant to the applicable requirements of Code section 409A, the Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due pursuant to the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or in connection with any other awards.  If any such deferral is required or permitted, the Committee shall establish rules and procedures for such deferrals in compliance with the requirements of Code section 409A.

                                (c)        Satisfaction of Tax Liabilities.

                               (i)             The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements with respect to the settlement or vesting of an award.  The Company or a Subsidiary may require the payment of such taxes before Shares deliverable pursuant to such award are transferred to the holder of the award.

                               (ii)            The Committee may allow a Participant to elect to pay the Company's or a Subsidiary's minimum statutory withholding tax obligation with respect to an award to be settled in Shares by the withholding of Shares from the total number of Shares deliverable pursuant to the award, or by delivering to the Company a sufficient number of previously acquired Shares, in each case in accordance with rules and procedures established by the Committee.  Previously owned Shares delivered in payment for such taxes may be subject to such conditions as the Committee may require.  The value of each Share withheld, or delivered, shall be the Fair Market Value of a Share on the date an award becomes taxable.

                                (d)      No Alienation.  Except to the extent required by law, the right of a Participant or beneficiary to payment under this Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or beneficiary.

                                        20.                        Restrictions on Issuance of Common Shares.

                                            Should the Board of Directors determine that the listing, registration, or qualification of Common Shares upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition to or in connection with the issuance or delivery of Common Shares under the Plan, no such Common Shares shall be issued or delivered unless such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not acceptable to the Board of Directors.

                                            The certificates representing Common Shares issued by the Company under the Plan may bear a legend describing any restrictions on resale of such Common Shares under applicable securities laws, and stop transfer orders with respect to such certificates may be entered on the Company's stock transfer records.

                                        21.                       Construction.

                                            The Plan shall be construed in accordance with the law of the State of Maryland.  With respect to Options granted under the Plan that are intended to qualify as incentive stock options as defined in Code section 422, the terms of the Plan and of each incentive stock option granted pursuant to the Plan shall be construed to give effect to such intention.  With respect to awards granted under the Plan that are intended to qualify for the exception under Code section 162(m) for performance-based pay, the terms of the Plan and the Award Agreement shall be construed and administered to give effect to such intention, unless the Committee determines to waive the application of such exception.  With respect to awards granted under the Plan that provide for the payment of deferred compensation (within the meaning of Code section 409A), the terms of the Plan and the Award Agreement shall be construed to conform to the requirements of Code section 409A for the deferral (until payment) of the inclusion of the compensation in gross income.